SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 13, 2010
SANDERSON FARMS, INC.
(Exact name of registrant as specified in its charter)

Mississippi	1-14977	64-0615843

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

127 Flynt Road
Laurel, Mississippi	39443

(Address of principal executive offices)	(Zip Code)
(601) 649-4030

(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
     Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 — Securities and Trading Markets

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On December 16, 2010, the Registrant received a letter from the staff of the Listing Qualifications Office of the NASDAQ Stock Market LLC, determining that the Registrant failed to comply with Listing Rule 5635(c) that listed companies obtain stockholder approval before issuing stock under an equity compensation plan.
     The Registrant maintains a stock incentive plan, originally approved by its stockholders on February 17, 2005, under which it may make awards of restricted stock and other equity-based awards. The plan contains a provision that no more than 562,500 shares may be granted under the plan in the form of restricted stock. In connection with the preparation of its 2010 annual report on Form 10-K, the Registrant determined that it had exceeded the 562,500 share limit beginning with restricted stock grants it made on November 1, 2009.
     The Registrant promptly reported the foregoing to the Listing Qualifications Office of NASDAQ on December 13, 2010. On that day, the Listing Qualifications Office orally informed the Registrant of its view that the issuance of restricted shares in excess of the plan limit caused the Registrant to fail to satisfy the stockholder approval requirement of Rule 5635(c). The staff subsequently transmitted to the Registrant its December 16, 2010 letter.
     In its letter, the staff provided that the Registrant has 45 calendar days to submit a plan to NASDAQ to regain compliance with its rules. The Registrant intends to file its plan promptly. If NASDAQ accepts the Registrant’s plan, it can grant the Registrant an extension of up to 180 days from the date of its letter to evidence compliance. The letter also noted that NASDAQ will include the Registrant on its list of non-compliant companies beginning five business days from the date of the letter. Finally, the staff noted that Listing Rule 5810(b) requires that the Registrant publicly disclose receipt of the letter. The Registrant complies with this requirement by filing this Current Report.
     In response to the staff’s determination, the Compensation Committee of the Registrant’s Board of Directors voted on December 13, 2010 to rescind the grant of restricted stock it had approved under the stock incentive plan on October 20, 2010, agreements for which had not yet been completed. As previously reported in the Registrant’s Current Report on Form 8-K filed on October 26, 2010, which report is incorporated herein by reference, this grant included 8,500 restricted shares to each of Lampkin Butts, President and Chief Operating Officer, and Mike Cockrell, Treasurer and Chief Financial Officer, and 1,000 shares to James A. Grimes, Secretary and Chief Accounting Officer.
     While the Registrant has not yet proposed a written plan to NASDAQ to bring itself into compliance, its Board of Directors had already voted, on October 21, 2010, to approve its Compensation Committee’s recommendation that the Registrant seek stockholder approval at its annual meeting of stockholders to be held on February 17, 2011 of amendments to the stock incentive plan, including an increase in the plan limit from 562,500 to 1,562,500 restricted shares. The Registrant expects that its plan to NASDAQ will include cancelling certain outstanding, unvested grants of restricted stock to senior officers if stockholder approval to increase the plan limit on restricted stock is not obtained.
     Currently, the Registrant believes that the number of affected outstanding restricted shares is 26,461.
Section 5 — Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     The information provided in Item 3.01 of this report is incorporated by reference into this Item 5.02.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANDERSON FARMS, INC. (Registrant)
Date: December 17, 2010	By:	/s/ D. Michael Cockrell
D. Michael Cockrell
Treasurer and Chief Financial Officer